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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statement (Form S-8/S-3 No. 333-56762) pertaining to Loudcloud Inc.'s 1999 Stock Plan, 2000 Stock Plan, 2000 Incentive Stock Plan and 2000 Employee Stock Purchase Plan, of our report dated April 5, 2001, with respect to the consolidated financial statements and schedule of Loudcloud, Inc. included in this Annual Report (Form 10-K) for the year ended January 31, 2001.

                                          /s/ Ernst & Young LLP

San Jose, California
April 23, 2001